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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 16, 1998

                             NETWORK SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                       0-22967                52-1146119
(State or other jurisdiction         (Commission File     (I.R.S. Employer
     of incorporation)                    Number)         Identification Number)

    505 Huntmar Park Drive, Herndon, Virginia                         20170

    (Address of principal executive offices)                        (Zip Code)

 Registrant's telephone number, including area code:              (703) 742-0400


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ITEM 5. OTHER EVENTS.

       On November 16, 1998, Network Solutions, Inc., a Delaware corporation (the "Company"), announced the resignation of Gabriel A. Battista from his positions as Chief Executive Officer and Director of the Company. While the Company conducts a search for a new Chief Executive Officer, Michael A. Daniels, Chairman of the Board, will assume the executive responsibilities previously performed by Mr. Battista. In addition, Robert J. Korzeniewski, Chief Financial Officer, will also be acting as the Company's Chief Operating Officer, assuming responsibility for day-to-day operations.

       A copy of the Company's press release, dated November 16, 1998, announcing Mr. Battista's resignation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

       This report and the Company's press release attached hereto contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, uncertainty of Internet governance and regulation, increased competition in the domain name registration business, customer acceptance of new products and services offered by the Company in addition to or as enhancements of its registration services and the Company's ability to attract and retain qualified personnel. More information about potential factors that could affect the Company's business and financial results is included in the Company's annual report on Form 10-K for the year ended December 31, 1997, and the Company's quarterly reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998, which are on file with the Securities and Exchange Commission (http://www.sec.gov).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits.

Exhibit                                              Description
-------                                              -----------

99.1                        Text of Press Release dated November 16, 1998.




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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NETWORK SOLUTIONS, INC.



Date:  November __, 1998              By: /s/
                                          -------------------------------------
                                          Robert J. Korzeniewski
                                          Chief Financial Officer, Acting Chief
                                          Operating Officer and Authorized
                                          Signatory



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                             NETWORK SOLUTIONS, INC.

                                INDEX TO EXHIBITS

Exhibit                                                Description
-------                                                -----------

99.1                        Text of Press Release dated November 16, 1998.




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